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                                                                    EXHIBIT 23.2

                CONSENT OF INDEPENDENT CHARTERED ACCOUNTING FIRM

January 30, 2007

Board of Directors
Catuity, Inc.
300 Preston Ave., Suite 302
Charlottesville, VA 22902
U.S.A.

Dear Sirs:

This letter is to constitute our consent to include the audit report of Catuity Inc. as of June 30, 2004 and 2005 in the Registration Statement filed on Form SB-2 contemporaneously herewith and subject to any required amendments thereto.

Yours very truly,
McInnes, Graham & Gibbs

/s/ J. E. GRAHAM
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Jeffery E Graham
Partner